Exhibit 99.1

For Immediate Release	Media Contact: Donna Pullen (803) 765-4558
Analyst Contact: John Pollok (803) 765-4628

South State Corporation Reports Increase in 2014 Net Income of 55.4%; Increases Quarterly Cash Dividend

COLUMBIA, S.C.—January 27, 2015—South State Corporation (NASDAQ: SSB) today released its unaudited results of operations and other financial information for the three-month and twelve-month periods ended December 31, 2014.  Annual (2014) highlights include the following:

•                  Net income available to the common shareholder improved by 55.4% to $74.4 million

•                  Earnings per share (EPS) — diluted was $3.08 compared to $2.38 in 2013, an increase of 29.4%

•                  Operating earnings available to the common shareholder improved by 42.9% to $90.6 million

•                  Operating EPS — diluted was $3.75 compared to $3.16 in 2013, an increase of 18.7%

•                  Increased dividend paid to common shareholders by 10.8%

•                  Non-acquired loan growth for 2014 was $602.6 million or 21.0%

•                  C&I loans grew by $84.1 million or 26.1%

•                  Construction & land development loans grew by $64.3 million or 21.4%

•                  Consumer real estate loans grew by $265.4 million or 33.0%

•                  Commercial owner occupied loans grew by $74.4 million or 8.9%

•                  Consumer non real estate loans grew by $52.9 million or 38.8%

•                  Performance ratio improvement

•                  Return on average assets improved to 0.95% from 0.77%

•                  Operating return on average assets improved to 1.15% from 1.02%

•                  Return on average tangible equity improved to 13.77% from 11.54%

•                  Operating return on average tangible common equity improved to 16.56% from 15.00%

•                  Efficiency ratio improved to 71.41% from 75.85%

•                  Balance sheet and tangible book value continued to strengthen

•                  Net loan growth of $28.4 million (non-acquired loan growth offset the acquired loan run off)

•                  OREO decreased $22.2 million, or 34.2% to $42.7 million

•                  Noninterest bearing deposits increased by $153.5 million or 10.3%

•                  Tangible book value improved to $25.59 per share, a $3.23 per share increase, or 14.5%

•                  Tangible common equity to tangible assets improved to 8.28% from 7.13%

•                  Asset quality continued improvement

•                  Nonperforming assets (NPAs) declined by 26.4%, or $28.6 million, to $79.6 million

•                  NPAs to total assets improved to 1.02% from 1.36% in 2013

•                  Net charge offs on non-acquired loans declined to 0.16% in 2014 compared to 0.41% in 2013

•                  Coverage ratio on non-acquired non-performing loans improved to 121.1% from 81.2% in 2013

Quarterly Cash Dividend

The Board of Directors of South State Corporation has declared a quarterly cash dividend of $0.23 per share payable on its common stock.  This per share amount is $0.01 per share, or 4.5% higher than the dividend paid in the immediately preceding quarter and is $0.04 per share, or 21.1%, higher than a year ago.  The dividend will be payable on February 20, 2015 to shareholders of record as of February 13, 2015.

Fourth Quarter 2014 Financial Performance

Please refer to the accompanying tables for detailed comparative data on results of operations and financial results.

The Company reported consolidated net income available to common shareholders of $21.2 million, or $0.88 per diluted common share for the three months ended December 31, 2014 up from $19.3 million, or $0.80 per diluted common share for the three months ended September 30, 2014.  The $1.9 million increase was primarily the result of $1.2 million increase in net interest income, a decline in the provision for loan losses of $610,000, an increase in noninterest income of $850,000, lower noninterest expenses of $380,000, partially offset by an increase in the provision for income taxes of $1.1 million.  During the quarter, our effective income tax rate remained low at 30.77% similar to the 30.16% in third quarter of 2014.  The low rate in the fourth quarter of 2014 was primarily the result of additional state income tax credits acquired during the quarter.  The full year effective tax rate was 32.30% compared to 34.00% for 2013.  Going forward, the Company expects to have an effective tax rate of approximately 34%.

“I am pleased to report an increase in net income of 55.4% and a 10.8% increase in our dividends paid during 2014.  It was a transformational year for our company, as we completed the integration of First Federal, consolidated our five brands into South State and made significant gains in building a platform that will carry our company forward,” said Robert R. Hill, Jr., CEO of South State Corporation.  “During the year much changed, but our continued focus on our customers allowed us to attract new customer relationships while retaining and enhancing existing relationships.  The quality of our loan portfolio was also a major contributor to our success this year.  Our total non-performing assets declined to approximately the 1% level, while net charge offs declined to 0.16%.  The strength of our balance sheet, 16.56% operating return on tangible common equity, and the significant steps undertaken to continue building our infrastructure should have us very well-positioned for the future.”

Asset Quality

During the fourth quarter of 2014, overall asset quality continued to improve.  Non-acquired NPAs, excluding acquired loans and acquired other real estate owned (OREO), declined by $3.4 million, or 8.5%, to $36.5 million.  Non-acquired nonperforming loans decreased by $2.0 million, or 6.4%, and non-acquired OREO decreased $1.4 million, or 15.1%.  Non-acquired NPAs as a percentage of total non-acquired loans and repossessed assets declined to 1.05% compared to 1.20% in the third quarter of 2014.  Total NPAs, including acquired NPAs, declined by $8.6 million from the third quarter 2014 level of $88.2 million to $79.6 million at December 31, 2014.

During the fourth quarter, the Company reported $7.6 million in nonperforming loans related to “acquired non-credit impaired loans”.  This was an increase of $1.8 million from the third quarter of 2014.  Additionally, acquired nonperforming OREO and other assets owned declined by $7.1 million from September 30, 2014.  From December 31, 2013, total nonperforming assets, including acquired assets, has declined by more than 26%, or $28.6 million.

At December 31, 2014, the allowance for non-acquired loan losses was $34.5 million or 1.00% of non-acquired period-end loans.  The current allowance for loan losses provides 1.21 times coverage of period-end non-acquired nonperforming loans, up from 1.14 times at the end of the third quarter of 2014 and up from 0.81 times at December 31, 2013.  Net charge-offs within the non-acquired portfolio were $1.1 million for the quarter or 0.13%

annualized, down from the third quarter of 2014 of $2.1 million or 0.26% annualized, and down from the fourth quarter of 2013 of $1.8 million or 0.26% annualized.

During the quarter, net charge offs related to “acquired non-credit impaired loans” were $490,000 or 0.14% annualized, and the Company recorded a provision for loan losses, accordingly.

Total OREO decreased by $8.5 million during the fourth quarter to $42.7 million compared to the third quarter of 2014 of $51.3 million.  This decline was the result of our continued effort in disposing of these assets.  Additionally, non-acquired OREO write downs during the fourth quarter were $100,000 on four assets compared to $950,000 on fifteen assets in the third quarter.  As a result, our OREO and loan related costs were down $850,000 during the quarter to $2.5 million compared to the third quarter of $3.4 million.

Net Interest Income and Margin

Non-taxable equivalent net interest income was $81.6 million for the fourth quarter of 2014, a $1.2 million increase from the third quarter of 2014, resulting primarily from the following:

1.              A $118.5 million decrease in the average balance of acquired loans from the third quarter of 2014, coupled with the fourth quarter recast where loan pools nonaccretable yield reduced by approximately $51.0 million (the majority coming from loan pools of the First Federal acquired loan pools).  This release resulted in net improved accretable yield of approximately $40.0 million which will be recognized over time.  In the fourth quarter, the yield on the acquired loan portfolio increased 40 basis points from 7.28% to 7.68% resulting in an increase of $136,000 in interest income;

2.              A $136.8 million increase in the average balance of non-acquired loans which resulted in an increase in interest income of approximately $800,000; while the yield declined from 4.15% during the third quarter to 4.08% in the fourth quarter; and

3.              The decrease in interest expense from funding sources was $150,000.  Transaction and money market accounts were responsible for the majority of this decline which was driven primarily by a decline in interest rates.

Tax-equivalent net interest margin increased 7 basis points from the third quarter of 2014 and declined by 19 basis points from the fourth quarter of 2013.  The Company’s average yield on interest-earning assets increased 6 basis points while the average rate on interest-bearing liabilities decreased 1 basis point from the third quarter of 2014.  During the fourth quarter of 2014, the Company’s average total assets slightly decreased to $7.9 billion and average earning assets remained at $6.9 billion.  Average interest-bearing liabilities declined by approximately $78.8 million to $5.2 billion.  Average non-interest bearing demand deposits increased by $22.5 million during the quarter and by $167.9 million from December 31, 2013.

Noninterest Income and Expense

Noninterest income was higher than the third quarter of 2014 by approximately $850,000 to $25.3 million for the fourth quarter of 2014.  The increase was primarily the result of lower amortization of the FDIC indemnification asset by $650,000 and higher other revenue of $460,000.  These two were partially offset by declines in service charges on deposit accounts and lower bankcard services income.  Compared to the fourth quarter of 2013, noninterest income grew by $4.7 million due primarily to the reduced amortization of the indemnification asset by $3.3 million and improved mortgage banking income of $1.6 million.

Noninterest expense was $74.7 million in the fourth quarter of 2014, down from $75.1 million in the third quarter of 2014.  This decrease from the third quarter of 2014 was primarily due to lower cost in salaries and employee benefits, OREO expense and other loan related, and merger-branding related charges.  These three categories were offset with increases due primarily to discretionary related spending, timing relative to the conversion during third quarter, loan production related cost and passive losses from investments for tax credits which increased $800,000 during the quarter.

The efficiency ratio for the quarter was 69.3%, down from 71.0% in the third quarter.  Our operating efficiency ratio, which excludes merger and brand-related expenses and OREO and loan related expenses, increased to 62.7% compared to 61.3% in the third quarter.

Compared to the fourth quarter of 2013, noninterest expense was down from the fourth quarter of 2013 by $9.2 million.  There was a decline in most categories from a year ago led by merger/branding related, OREO expense and other loan related, salaries and employee benefits, furniture and equipment expense and information services expense.  These declines were offset by increases in supplies, printing and postage and an increase in passive losses related to certain tax advantaged investments.

Balance Sheet and Capital

At December 31, 2014, the Company’s total assets were $7.8 billion, down from $7.9 billion at September 30, 2014, and at December 31, 2013.  Since December 31, 2013, the Company has experienced asset growth in the following areas:  investment securities portfolio by $14.3 million or 1.8%, non-acquired loans by $602.6 million, or 21.0%, and loans held for sale by $29.7 million, or 97.1%.  Loans held for sale increased primarily from the increase in closings of mortgage loans from the pipeline.  Fully offsetting these increases were decreases in acquired loans by $574.2 million, the FDIC receivable by $64.3 million, cash and cash equivalents by $61.6 million, decrease in deferred tax assets of $30.2 million and OREO by $22.2 million.

The Company’s book value per common share increased to $40.78 per share at December 31, 2014, compared to $40.07 at September 30, 2014.  Capital increased by $17.9 million due primarily to net income of $21.2 million, which was offset by the common dividend paid of $5.3 million.  Accumulated comprehensive loss decreased by $764,000, net of tax, in the fourth quarter, primarily the result of the increased unrealized gain in the available for sale investment securities portfolio, which was partially offset by an unrealized loss in the pension plan recorded in the fourth quarter.  At December 31, 2014, capital was $3.5 million greater than the level at December 31, 2013 even with the redemption of $65.0 million of preferred stock in March of 2014 and paying cash dividends of $20.8 million during 2014 (both common and preferred).  Tangible book value (“TBV”) per common share increased by $0.81 per share to $25.59 at December 31, 2014, from $24.78 at September 30, 2014.  This increase was primarily the result of the strong net income during the quarter, net of the dividend paid to shareholders. In addition, tangible common equity to tangible assets increased to 8.28% at December 31, 2014 up from 7.96% at the end of the third quarter of 2014.  Tangible common equity was 7.13% at December 31, 2013.

The total risk-based capital ratio is estimated to be 14.3% up from September 30, 2014 of 14.1%.  Tier 1 leverage ratio increased to approximately 9.4% from 9.1% at September 30, 2014.  The increase was driven by net income for the quarter.  The Company’s capital position remains “well-capitalized” by all measures at December 31, 2014.

“Our tangible book value increased by $0.81 per share during the quarter, a 13.0% annualized increase, to $25.59, while our tangible common equity to tangible assets increased from 7.96% at the end third quarter to 8.28% at December 31, 2014” said John C. Pollok, COO and CFO.  “In addition during 2014, GAAP diluted earnings per share improved from $0.55 per share in the fourth quarter of 2013 to $0.88 per share in the fourth quarter of 2014, a 60.0% increase, and operating diluted earnings per share improved from $0.80 per share in the fourth quarter of 2013 to $1.01 per share in the fourth quarter of 2014, a 26.3% increase.”

South State Corporation will hold a conference call today, January 27th; at 11 a.m. Eastern Time during which management will review earnings and performance trends.  Callers wishing to participate may call toll-free by dialing 877-506-9272.  The number for international participants is 412-380-2004.  The conference ID number is 10058469.  Participants can also listen to the live audio webcast through the Investor Relations section of www.SouthStateBank.com.  A replay will be available beginning January 27th by 2:00 p.m. Eastern Time until 9:00 a.m. on February 11, 2015.  To listen to the replay, dial 877-344-7529 or 412-317-0088.  The passcode is 10058469.

***************

South State Corporation is the largest bank holding company headquartered in South Carolina. Founded in 1933, the company’s primary subsidiary, South State Bank, has been serving the financial needs of its local communities in 19 South Carolina counties, 12 Georgia counties and 4 North Carolina counties for over 80 years.  The bank also operates Minis & Co., Inc. and First Southeast 401K Fiduciaries, Inc., both registered investment advisors; and First Southeast Investor Services, Inc., a limited purpose broker-dealer. South State Corporation has assets of approximately $7.8 billion and its stock is traded under the symbol SSB on the NASDAQ Global Select Market. More information can be found at www.SouthStateBank.com.

Non-GAAP Measures

Statements included in this press release include non-GAAP measures and should be read along with the accompanying tables which provide a reconciliation of non-GAAP measures to GAAP measures.  Management believes that these non-GAAP measures provide additional useful information.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.   Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP.

Cautionary Statement Regarding Forward Looking Statements

Statements included in this report which are not historical in nature are intended to be, and are hereby identified as, forward looking statements for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934.   Forward looking statements generally include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.   The Company cautions readers that forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from anticipated results.  Such risks and uncertainties, include, among others, the following possibilities: (1) the outcome of any legal proceedings instituted against the Company; (2) credit risks associated with an obligor’s failure to meet the terms of any contract with the bank or otherwise fail to perform as agreed under the terms of any loan-related document; (3) interest risk involving the effect of a change in interest rates on the bank’s earnings, the market value of the bank’s loan and securities portfolios, and the market value of the Company’s equity; (4) liquidity risk affecting the bank’s ability to meet its obligations when they come due; (5) risks associated with an anticipated increase in the Company’s investment securities portfolio, including risks associated with acquiring and holding investment securities or potentially determining that the amount of investment securities the Company desires to acquire are not available on terms acceptable to the Company; (6) price risk focusing on changes in market factors that may affect the value of traded instruments in “mark-to-market” portfolios; (7) transaction risk arising from problems with service or product delivery; (8) compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; (9) regulatory change risk resulting from new laws, rules, regulations, accounting principles, proscribed practices or ethical standards, including, without limitation, increased capital requirements (including, without limitation, the impact of the capital rules adopted to implement Basel III), Consumer Financial Protection Bureau rules and regulations, and potential changes in accounting principles relating to loan loss recognition; (10) strategic risk resulting from adverse business decisions or improper implementation of business decisions; (11) reputation risk that adversely affects earnings or capital arising from negative public opinion; (12) terrorist activities risk that results in loss of consumer confidence and economic disruptions; (13) cybersecurity risk related to our dependence on internal computer systems and the technology of outside service providers, as well as the potential impacts of third-party security breaches,  subjects the company to potential business disruptions or financial losses resulting from deliberate attacks or unintentional events; (14) economic downturn risk potentially resulting in deterioration in the credit markets, greater than expected non-interest expenses, excessive loan losses and other negative consequences, which risks could be exacerbated by potential negative economic developments resulting from federal spending cuts and/or one or more federal budget-related impasses or actions; (15) greater than expected noninterest expenses; (16) excessive loan losses; (17) failure to realize synergies and other financial benefits from, and to limit liabilities associated with, mergers and acquisitions, including, without limitation, the merger with First Financial Holdings, Inc. (“FFCH”), within the expected time frame; (18) potential deposit attrition, higher than expected costs, customer loss and business disruption associated with merger and acquisition integration, including, without limitation, with respect to FFCH, and including, without limitation, potential difficulties in maintaining relationships with key personnel and other integration related-matters; (19) the risks of fluctuations in market prices for Company common stock that may or may not reflect economic condition or performance of the Company; (20) the payment of dividends on Company common stock is subject to regulatory supervision as well as the discretion of the board of directors of the Company, the Company’s performance and other factors; and (21) other risks and uncertainties disclosed in the Company’s most recent Annual Report on Form 10-K filed with the SEC or disclosed in documents filed or furnished by the Company with or to the SEC after the filing of such Annual report on Form 10-K, any of which could cause actual results to differ materially from future results expressed, implied or otherwise anticipated by such forward looking statements.  The Company undertakes no obligation to update or otherwise revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SOUTH STATE CORPORATION AND SUBSIDIARY

(Unaudited)

(Dollars in thousands, except per share data)

						Fourth
	Three Months Ended					Quarter	Twelve Months Ended		YTD
	December 31,	September 30,	June 30,	March 31,	December 31,	2014 - 2013	December 31,		2014 - 2013
	2014	2014	2014	2014	2013	% Change	2014	2013	% Change
EARNINGS SUMMARY (non tax equivalent)
Interest income (A)	$85,380	$84,348	$84,831	$87,463	$88,766	-3.8%	$342,022	$286,348	19.4%
Interest expense	3,829	3,979	3,858	3,996	4,351	-12.0%	15,662	12,987	20.6%
Net interest income	81,551	80,369	80,973	83,467	84,415	-3.4%	326,360	273,361	19.4%
Provision for loan losses (1)	1,481	2,091	2,169	849	(12)	-12441.7%	6,590	1,886	249.4%
Noninterest income	25,299	24,453	24,399	20,545	20,649	22.5%	94,696	53,720	76.3%
Noninterest expense	74,676	75,058	75,889	77,415	83,888	-11.0%	303,038	250,620	20.9%
Income before provision for income taxes	30,693	27,673	27,314	25,748	21,188	44.9%	111,428	74,575	49.4%
Provision for income taxes	9,445	8,346	9,368	8,832	7,204	31.1%	35,991	25,356	41.9%
Net income	21,248	19,327	17,946	16,916	13,984	51.9%	75,437	49,219	53.3%
Preferred stock dividends	—	—	—	1,073	812		1,073	1,354
Net income available to common shareholders (GAAP)	$21,248	$19,327	$17,946	$15,843	$13,172	61.3%	$74,364	$47,865	55.4%

Effective tax rate	30.77%	30.16%	34.30%	34.30%	34.00%		32.30%	34.00%

Basic weighted-average common shares	23,911,515	23,898,982	23,892,245	23,873,178	23,825,636	0.4%	23,897,051	19,865,674	20.3%
Diluted weighted-average common shares	24,189,289	24,160,461	24,140,600	24,116,174	24,079,350	0.5%	24,153,657	20,077,108	20.3%

Earnings per common share - Basic	$0.89	$0.81	$0.75	$0.66	$0.55	61.8%	$3.11	$2.41	29.0%
Earnings per common share - Diluted	0.88	0.80	0.74	0.66	0.55	60.0%	3.08	2.38	29.4%

Cash dividends declared per common share	$0.22	$0.21	$0.20	$0.19	$0.19	15.8%	$0.82	$0.74	10.8%
Dividend payout ratio (2)	25.00%	26.22%	26.89%	28.91%	34.74%	-28.0%	26.61%	31.91%	-16.6%

Operating Earnings (non-GAAP) (3)
Net income (GAAP)	$21,248	$19,327	$17,946	$16,916	$13,984	51.9%	$75,437	$49,219	53.3%
Securities (gains) losses, net of tax	—	63	(58)	—	—		1	—
Merger and branding related expense, net of tax	3,184	4,781	4,277	3,932	6,147	-48.2%	16,207	15,514
Net operating earnings (loss) (non-GAAP)	24,432	24,171	22,165	20,848	20,131	21.4%	91,646	64,733	41.6%
Preferred stock dividends	—	—	—	1,073	812		1,073	1,354
Net operating earnings (loss) available to common shareholders (non-GAAP)	$24,432	$24,171	$22,165	$19,775	$19,319	26.5%	$90,573	$63,379	42.9%

Operating earnings (loss) per common share - Basic	$1.02	$1.01	$0.93	$0.83	$0.81	25.9%	$3.79	$3.19	18.8%
Operating earnings (loss) per common share - Diluted	1.01	1.00	0.92	0.82	0.80	26.3%	3.75	3.16	18.7%

						Fourth
	AVERAGE for Quarter Ended					Quarter	AVERAGE for Twelve Months		YTD
	December 31,	September 30,	June 30,	March 31,	December 31,	2014 - 2013	December 31,	December 31,	2014 - 2013
	2014	2014	2014	2014	2013	% Change	2014	2013	% Change
BALANCE SHEET HIGHLIGHTS
Loans held for sale	$46,540	$50,116	$50,423	$29,386	$35,673	30.5%	$38,745	$45,015	-13.9%
Acquired non-credit impaired loans	1,347,453	1,429,100	1,479,412	1,575,392	1,614,294	-16.5%	1,458,309	710,836	105.2%
Acquired credit impaired loans, net of allowance for acquired loan losses	951,038	987,874	1,077,960	1,162,467	1,269,015	-25.1%	1,042,573	1,102,589	-5.4%
Non-acquired loans	3,382,795	3,246,025	3,061,529	2,909,175	2,793,522	21.1%	3,151,482	2,677,450	17.7%
Total loans (1)	5,681,286	5,662,999	5,618,901	5,647,034	5,676,831	0.1%	5,652,364	4,490,875	25.9%
FDIC receivable for loss share agreements	27,372	38,061	60,967	83,010	105,554	-74.1%	52,161	118,977	-56.2%
Total investment securities	819,625	822,833	810,909	801,263	699,592	17.2%	813,733	610,252	33.3%
Intangible assets	367,622	369,460	374,021	377,265	379,894	-3.2%	372,058	235,341	58.1%
Earning assets	6,928,942	6,930,480	6,910,549	6,842,708	6,881,478	0.7%	6,868,918	5,539,057	24.0%
Total assets	7,891,909	7,952,004	7,942,953	7,959,787	7,977,604	-1.1%	7,938,437	6,354,973	24.9%
Noninterest-bearing deposits	1,678,589	1,656,120	1,591,002	1,485,014	1,510,734	11.1%	1,604,421	1,215,052	32.0%
Interest-bearing deposits	4,838,316	4,900,038	4,986,465	5,033,181	5,098,095	-5.1%	4,938,857	4,037,194	22.3%
Total deposits	6,516,905	6,556,158	6,577,467	6,518,195	6,608,829	-1.4%	6,543,278	5,252,246	24.6%
Federal funds purchased and repurchase agreements	238,842	256,000	247,672	273,636	229,382	4.1%	253,948	274,080	-7.3%
Other borrowings	101,173	101,090	101,763	102,269	101,948	-0.8%	101,195	76,421	32.4%
Shareholders’ common equity (excludes preferred stock)	976,396	959,536	942,935	931,961	914,335	6.8%	952,848	684,753	39.2%
Shareholders’ equity	976,396	959,536	942,935	994,073	979,335	-0.3%	968,163	712,890	35.8%

South State Corporation

(Unaudited)

(Dollars in thousands)

						Fourth
	ENDING Balance					Quarter
	December 31,	September 30,	June 30,	March 31,	December 31,	2014 - 2013
	2014	2014	2014	2014	2013	% Change
BALANCE SHEET HIGHLIGHTS
Loans held for sale	$60,270	$56,595	$56,407	$57,200	$30,586	97.1%
Acquired non-credit impaired loans	1,327,999	1,377,343	1,447,583	1,512,201	1,600,935	-17.0%
Acquired credit impaired loans	926,767	988,524	1,056,495	1,124,809	1,232,256	-24.8%
Non-acquired loans	3,467,826	3,304,708	3,174,625	2,979,958	2,865,216	21.0%
Total loans (1)	5,722,592	5,670,575	5,678,703	5,616,968	5,698,407	0.4%
FDIC receivable for loss share agreements	22,161	30,983	43,766	67,984	86,447	-74.4%
Total investment securities	826,943	826,021	816,648	814,533	812,603	1.8%
Intangible assets	366,927	368,979	371,118	375,315	377,596	-2.8%
Allowance for acquired credit impaired loan losses	(7,365)	(8,032)	(9,159)	(11,046)	(11,618)	-36.6%
Allowance for non-acquired loan losses (1)	(34,539)	(34,804)	(35,422)	(34,669)	(34,331)	0.6%
Premises and equipment	171,772	173,425	184,113	187,127	188,114	-8.7%
Total assets	7,826,227	7,880,088	7,993,686	7,990,975	7,931,498	-1.3%
Noninterest-bearing deposits	1,639,953	1,654,308	1,623,291	1,581,157	1,486,445	10.3%
Interest-bearing deposits	4,821,092	4,863,920	4,952,847	5,049,496	5,067,699	-4.9%
Total deposits	6,461,045	6,518,228	6,576,138	6,630,653	6,554,144	-1.4%
Federal funds purchased and repurchase agreements	221,541	231,229	280,595	254,985	211,401	4.8%
Other borrowings	101,210	101,127	101,045	100,963	102,060	-0.8%
Total liabilities	6,841,307	6,913,093	7,040,668	7,056,812	6,950,029	-1.6%
Shareholders’ common equity (excludes preferred stock)	984,920	966,995	953,018	934,163	916,469	7.5%
Shareholders’ equity	984,920	966,995	953,018	934,163	981,469	0.4%

Common shares issued and outstanding	24,150,702	24,135,220	24,130,006	24,118,243	24,104,124	0.2%

						Fourth
	ENDING Balance					Quarter
	December 31,	September 30,	June 30,	March 31,	December 31,	2014 - 2013
	2014	2014	2014	2014	2013	% Change
NONPERFORMING ASSETS (ENDING BALANCE) (7)
Non-acquired
Non-acquired nonaccrual loans	$18,569	$20,419	$26,546	$29,190	$31,333	-40.7%
Restructured loans	9,425	9,633	8,409	8,156	10,690	-11.8%
Non-acquired other real estate owned (“OREO”)	7,947	9,360	9,003	12,187	13,456	-40.9%
Accruing loans past due 90 days or more	522	429	358	96	258	102.3%
Other nonperforming assets	—	—	—	—	—
Total non-acquired nonperforming assets	36,463	39,841	44,316	49,629	55,737	-34.6%
Acquired non-credit impaired loans
Acquired nonaccrual loans	7,538	5,359	—	—	—
Acquired accruing loans past due 90 days or more	108	501	—	—	—
Total acquired non-credit impaired loans	7,646	5,860	—	—	—
Acquired OREO and other nonperforming assets
OREO covered under FDIC loss share agreements	16,227	18,961	21,999	29,003	27,520	-41.0%
OREO not covered under FDIC loss share agreements	18,552	22,929	22,732	22,957	23,941	-22.5%
Other nonperforming assets	694	640	811	1,032	943
Total acquired OREO and other nonperforming assets	35,473	42,530	45,542	52,992	52,404	-32.3%
Total acquired nonperforming assets	43,119	48,390	45,542	52,992	52,404	-17.7%
Total nonperforming assets	$79,582	$88,231	$89,858	$102,621	$108,141	-26.4%

Excluding Acquired Assets
NPLs as a percentage of period end non-acquired loans	0.82%	0.92%	1.11%	1.26%	1.48%
Total nonperforming assets as a percentage of total non-acquired loans and repossessed assets (1) (4)	1.05%	1.20%	1.39%	1.66%	1.94%
Total nonperforming assets as a percentage of total assets (5)	0.47%	0.51%	0.55%	0.62%	0.70%
Including Acquired Assets
NPLs as a percentage of period end loans	0.63%	0.64%	0.62%	0.67%	0.74%
Total nonperforming assets as a percentage of total loans and repossessed assets (1) (4)	1.38%	1.54%	1.57%	1.81%	1.88%
Total nonperforming assets as a percentage of total assets	1.02%	1.12%	1.12%	1.28%	1.36%

South State Corporation

(Unaudited)

(Dollars in thousands)

						Fourth
	Quarter Ended					Quarter	Twelve Months Ended		YTD
	December 31,	September 30,	June 30,	March 31,	December 31,	2014 - 2013	December 31,	December 31,	2014 - 2013
	2014	2014	2014	2014	2013	% Change	2014	2013	% Change
ALLOWANCE FOR LOAN LOSSES (1)
Non-acquired Loans:
Balance at beginning of period	$34,804	$35,422	$34,669	$34,331	$36,145	-3.7%	$34,331	$44,378	-22.6%
Loans charged off	(849)	(1,500)	(1,359)	(901)	(2,778)	-69.4%	(4,609)	(13,568)	-66.0%
Overdrafts charged off	(695)	(1,213)	(530)	(469)	(389)	78.7%	(2,907)	(1,720)	69.0%
Loan recoveries	201	362	413	817	1,215	-83.5%	1,793	3,572	-49.8%
Overdraft recoveries	203	213	144	221	138	47.1%	781	651	20.0%
Net charge-offs	(1,140)	(2,138)	(1,332)	(332)	(1,814)	-37.2%	(4,942)	(11,065)	-55.3%
Provision for loan losses on non-acquired loans	875	1,520	2,085	670	—		5,150	1,018	405.9%
Balance at end of period, non-acquired loans	$34,539	$34,804	$35,422	$34,669	$34,331	0.6%	$34,539	$34,331	0.6%
Acquired Non-Credit Impaired Loans:
Balance at beginning of period	$—	$—	$—	$—	$—		$—	$—
Loans charged off	(653)	(879)	—	—	—		(1,531)	—
Overdrafts charged off	—	—	—	—	—		—	—
Loan recoveries	163	441	—	—	—		604	—
Overdraft recoveries	—	—	—	—	—		—	—
Net charge-offs	(490)	(438)	—	—	—		(927)	—
Provision for loan losses on acquired non-credit impaired loans	490	438	—	—	—		927	—
Balance at end of period, acquired non-credit impaired loans	$—	$—	$—	$—	$—		$—	$—

Total provision for loan losses charged to operations	$1,223	$2,091	$2,169	$849	$(12)		$6,331	$1,886

Allowance for non-acquired loan losses as a percentage of non-acquired loans (1)	1.00%	1.05%	1.12%	1.16%	1.20%		1.00%	1.20%
Allowance for non-acquired loan losses as a percentage of non-acquired nonperforming loans	121.12%	114.18%	100.31%	92.59%	81.20%		121.12%	81.20%
Net charge-offs on non-acquired loans as a percentage of average non-acquired loans (annualized) (1)	0.13%	0.26%	0.17%	0.05%	0.26%		0.16%	0.41%
Net charge-offs on acquired non-credit impaired loans as a percentage of average acquired non-credit impaired loans (annualized) (1)	0.14%	0.12%	0.00%	0.00%	0.00%		0.06%	0.00%

DAY 2 VALUATION ALLOWANCE ON ACQUIRED CREDIT IMPAIRED LOANS
Balance at beginning of period	$8,032	$9,159	$11,046	$11,618	$12,260		$11,618	$17,218
Provision for loan losses on acquired credit
impaired loans:
Provision for loan losses before benefit attributable to FDIC loss share agreements	(118)	(658)	(1,438)	304	73		(1,910)	(918)
Benefit attributable to FDIC loss share agreements	(24)	791	1,522	(125)	(85)		2,164	1,786
Net provision for loan losses on acquired credit impaired loans	(142)	133	84	179	(12)		254	868
Provision for loan losses recorded through the FDIC loss share receivable	24	(791)	(1,522)	125	85		(2,164)	(1,786)
Reduction due to loan removals (12)	(550)	(469)	(449)	(876)	(715)		(2,344)	(4,682)
Balance at end of period, acquired credit impaired loans	$7,364	$8,032	$9,159	$11,046	$11,618		$7,364	$11,618

South State Corporation
(Unaudited)
(Dollars in thousands, except per share data)

						Fourth
	ENDING Balance					Quarter
	December 31,	September 30,	June 30,	March 31,	December 31,	2014 - 2013
	2014	2014	2014	2014	2013	% Change
LOAN PORTFOLIO (ENDING balance) (1)
Acquired loans:
Acquired covered loans:
Commercial non-owner occupied real estate:
Construction and land development	$20,275	$22,291	$30,859	$37,757	$43,396	-53.3%
Commercial non-owner occupied	35,035	36,653	47,017	50,814	53,525	-34.5%
Total commercial non-owner occupied real estate	55,310	58,944	77,876	88,571	96,921	-42.9%
Consumer real estate:
Consumer owner occupied	30,304	31,757	36,017	37,111	38,946	-22.2%
Home equity loans	35,509	35,471	33,684	34,627	35,884	-1.0%
Total consumer real estate	65,813	67,228	69,701	71,738	74,830	-12.0%
Commercial owner occupied real estate	45,986	54,776	72,247	78,861	88,722	-48.2%
Commercial and industrial	9,887	10,450	11,711	11,964	14,475	-31.7%
Other income producing property	20,820	22,445	27,521	29,471	31,739	-34.4%
Consumer non real estate	675	821	1,583	1,772	1,878	-64.1%
Total acquired covered loans	198,491	214,664	260,639	282,377	308,565	-35.7%
Acquired non-covered loans:
Commercial non-owner occupied real estate:
Construction and land development	65,959	76,167	86,830	96,981	129,289	-49.0%
Commercial non-owner occupied	181,652	192,322	191,637	204,094	226,530	-19.8%
Total commercial non-owner occupied real estate	247,611	268,489	278,467	301,075	355,819	-30.4%
Consumer real estate:
Consumer owner occupied	842,995	879,302	912,346	951,131	981,834	-14.1%
Home equity loans	294,589	303,615	313,318	324,686	335,241	-12.1%
Total consumer real estate	1,137,584	1,182,917	1,225,664	1,275,817	1,317,075	-13.6%
Commercial owner occupied real estate	176,268	188,482	188,490	200,370	211,030	-16.5%
Commercial and industrial	67,028	62,003	69,953	76,016	98,046	-31.6%
Other income producing property	139,496	146,819	154,100	160,498	171,544	-18.7%
Consumer non real estate	288,288	302,493	326,765	340,857	371,112	-22.3%
Total acquired non-covered loans	2,056,275	2,151,203	2,243,439	2,354,633	2,524,626	-18.6%
Total acquired loans	2,254,766	2,365,867	2,504,078	2,637,010	2,833,191	-20.4%
Non-acquired loans:
Commercial non-owner occupied real estate:
Construction and land development	364,221	385,318	371,751	319,441	299,951	21.4%
Commercial non-owner occupied	333,590	318,470	302,961	285,145	291,170	14.6%
Total commercial non-owner occupied real estate	697,811	703,788	674,712	604,586	591,121	18.0%
Consumer real estate:
Consumer owner occupied	786,778	702,521	637,071	595,652	548,170	43.5%
Home equity loans	283,934	276,341	271,028	263,057	257,139	10.4%
Total consumer real estate	1,070,712	978,862	908,099	858,709	805,309	33.0%
Commercial owner occupied real estate	907,913	881,403	849,048	845,728	833,513	8.9%
Commercial and industrial	405,923	355,580	353,211	333,574	321,824	26.1%
Other income producing property	150,928	154,822	151,928	158,186	143,204	5.4%
Consumer non real estate	189,317	183,451	170,982	147,710	136,410	38.8%
Other	45,222	46,802	66,645	31,465	33,835	33.7%
Total non-acquired loans	3,467,826	3,304,708	3,174,625	2,979,958	2,865,216	21.0%
Total loans (net of unearned income) (1)	$5,722,592	$5,670,575	$5,678,703	$5,616,968	$5,698,407	0.4%

Loans held for sale	$60,270	$56,595	$56,407	$57,200	$30,586	97.1%

South State Corporation
(Unaudited)

(Dollars in thousands, except per share data)

	Quarter Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2014	2014	2014	2014	2013	2014	2013
SELECTED RATIOS

Return on average assets (annualized)	1.07%	0.96%	0.91%	0.86%	0.70%	0.95%	0.77%

Operating return on average assets (annualized) (non-GAAP) (3)	1.23%	1.21%	1.12%	1.06%	1.00%	1.15%	1.02%

Return on average common equity (annualized)	8.63%	7.99%	7.63%	6.89%	5.72%	7.80%	6.99%

Return on average equity (annualized)	8.63%	7.99%	7.63%	6.90%	5.67%	7.79%	6.90%

Operating return on average common equity (annualized) (non-GAAP) (3)	9.93%	9.99%	9.43%	8.61%	8.38%	9.51%	9.26%

Operating return on average equity (annualized) (non-GAAP) (3)	9.93%	9.99%	9.43%	8.51%	8.16%	9.47%	9.08%

Return on average tangible common equity (annualized) (non-GAAP) (10)	14.77%	13.97%	13.62%	12.59%	10.90%	13.77%	11.54%

Operating return on average tangible common equity (annualized) (non-GAAP) (10)	16.85%	17.23%	16.59%	15.47%	15.46%	16.56%	15.00%

Return on average tangible equity (annualized) (non-GAAP) (10)	14.77%	13.97%	13.62%	12.03%	10.25%	13.60%	10.86%

Net interest margin (tax equivalent)	4.72%	4.65%	4.75%	4.99%	4.91%	4.80%	5.00%

Efficiency ratio (tax equivalent)	69.34%	70.98%	71.52%	73.84%	79.22%	71.41%	75.85%

Operating efficiency ratio excluding OREO expense	62.73%	61.32%	63.62%	64.06%	66.30%	62.98%	64.87%

Book value per common share	$40.78	$40.07	$39.50	$38.73	$40.72

Tangible common equity per common share (non-GAAP) (10)	$25.59	$24.78	$24.12	$23.17	$22.36

Common shares issued and outstanding	24,150,702	24,135,220	24,130,006	24,118,243	24,104,124

Common equity-to-assets	12.58%	12.27%	11.92%	11.69%	11.55%

Equity-to-assets	12.58%	12.27%	11.92%	11.69%	12.37%

Tangible common equity-to-tangible assets (non-GAAP) (10)	8.28%	7.96%	7.63%	7.34%	7.13%

Tangible equity-to-tangible assets (non-GAAP) (10)	8.28%	7.96%	7.63%	7.34%	7.99%

Tier 1 leverage (9)	9.4%	9.1%	8.9%	8.6%	9.3%

Tier 1 risk-based capital (9)	13.5%	13.2%	12.9%	12.7%	13.5%

Total risk-based capital (9)	14.3%	14.1%	13.8%	13.6%	14.4%

South State Corporation

(Unaudited)

(Dollars in thousands, except per share data)

	Quarter Ended					Twelve Months Ended		YTD
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,	2014 - 2013
	2014	2014	2014	2014	2013	2014	2013	% Change
RECONCILIATION OF NON-GAAP TO GAAP

Pre-tax, Pre-provision Operating Earnings (6)
Net income (GAAP)	$21,248	$19,327	$17,946	$16,916	$13,984	$75,437	$49,219	53.3%
Provision for loan losses (1)	1,481	2,091	2,169	849	(12)	6,590	1,886	249.4%
Provision for income taxes	9,445	8,346	9,368	8,832	7,204	35,991	25,356	41.9%
Pre-tax, pre-provision income	32,174	29,764	29,483	26,597	21,176	118,018	76,461	54.4%
Securities gains	—	90	(88)	—	—	2	—
Merger and branding related expense	4,599	6,846	6,510	5,985	9,314	23,940	22,534
Pre-tax, pre-provision operating earnings (non-GAAP)	$36,773	$36,700	$35,905	$32,582	$30,490	$141,960	$98,995	43.4%

Operating Return of Average Assets (3)
Operating return on average assets (non-GAAP)	1.23%	1.21%	1.12%	1.06%	1.00%	1.15%	1.02%
Effect to adjust for securities gains (losses)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Effect to adjust for merger and branding related expenses	-0.16%	-0.25%	-0.21%	-0.20%	-0.30%	-0.20%	-0.25%
Return on average assets (GAAP)	1.07%	0.96%	0.91%	0.86%	0.70%	0.95%	0.77%

Operating Return of Average Common Equity (3)
Operating return on average equity (non-GAAP)	9.93%	9.99%	9.43%	8.61%	8.38%	9.51%	9.26%
Effect to adjust for securities gains (losses)	0.00%	-0.03%	0.02%	0.00%	0.00%	0.00%	0.00%
Effect to adjust for merger and branding related expenses	-1.30%	-1.97%	-1.82%	-1.72%	-2.66%	-1.71%	-2.27%
Return on average common equity (GAAP)	8.63%	7.99%	7.63%	6.89%	5.72%	7.80%	6.99%

Operating Return of Average Equity (3)
Operating return on average equity (non-GAAP)	9.93%	9.99%	9.43%	8.51%	8.16%	9.47%	9.08%
Effect to adjust for securities gains (losses)	0.00%	-0.03%	0.02%	0.00%	0.00%	0.00%	0.00%
Effect to adjust for merger and branding related expenses	-1.30%	-1.97%	-1.82%	-1.61%	-2.49%	-1.68%	-2.18%
Return on average equity (GAAP)	8.63%	7.99%	7.63%	6.90%	5.67%	7.79%	6.90%

Return on Average Common Tangible Equity
Return on average common tangible equity (non-GAAP)	14.77%	13.97%	13.62%	12.59%	10.90%	13.77%	11.54%
Effect to adjust for intangible assets	-6.14%	-5.98%	-5.99%	-5.70%	-5.18%	-5.97%	-4.55%
Return on average common equity (GAAP)	8.63%	7.99%	7.63%	6.89%	5.72%	7.80%	6.99%

Operating Return on Average Common Tangible Equity
Operating return on average common tangible equity (non-GAAP)	16.85%	17.23%	16.59%	15.47%	15.46%	16.56%	15.00%
Effect to adjust for securities gains (losses)	0.00%	-0.03%	0.02%	0.00%	0.00%	0.00%	0.00%
Effect to adjust for merger and branding related expenses	-1.29%	-1.98%	-1.82%	-1.71%	-2.67%	-1.70%	-2.27%
Effect to adjust for intangible assets	-6.93%	-7.24%	-7.17%	-6.87%	-7.07%	-7.06%	-5.74%
Return on average common equity (GAAP)	8.63%	7.99%	7.63%	6.89%	5.72%	7.80%	6.99%

Return on Average Tangible Equity (10)
Return on average tangible equity (non-GAAP)	14.77%	13.97%	13.62%	12.03%	10.25%	13.60%	10.86%
Effect to adjust for intangible assets	-6.14%	-5.98%	-5.99%	-5.13%	-4.58%	-5.81%	-3.96%
Return on average equity (GAAP)	8.63%	7.99%	7.63%	6.90%	5.67%	7.79%	6.90%

Operating efficiency ratio excluding OREO expense
Operating efficiency ratio excluding OREO expense	62.73%	61.32%	63.62%	64.06%	66.30%	62.98%	64.87%
Effect to adjust for OREO and loan related expense	2.34%	3.19%	1.77%	4.07%	4.13%	2.79%	4.16%
Effect to adjust for merger and branding expenses	4.27%	6.47%	6.13%	5.71%	8.79%	5.64%	6.82%
Efficiency ratio (Tax Equivalent)	69.34%	70.98%	71.52%	73.84%	79.22%	71.41%	75.85%

Tangible Book Value Per Common Share (10)
Tangible book value per common share (non-GAAP)	$25.59	$24.78	$24.12	$23.17	$22.36
Effect to adjust for intangible assets	15.19	15.29	15.38	15.56	18.36
Book value per common share (GAAP)	$40.78	$40.07	$39.50	$38.73	$40.72

Tangible Common Equity-to-Tangible Assets
Tangible common equity-to-tangible assets (non-GAAP)	8.28%	7.96%	7.63%	7.34%	7.13%
Effect to adjust for intangible assets	4.30%	4.31%	4.29%	4.35%	4.42%
Common equity-to-assets (GAAP)	12.58%	12.27%	11.92%	11.69%	11.55%

Tangible Equity-to-Tangible Assets (10)
Tangible equity-to-tangible assets (non-GAAP)	8.28%	7.96%	7.63%	7.34%	7.99%
Effect to adjust for intangible assets	4.30%	4.31%	4.29%	4.35%	4.38%
Equity-to-assets (GAAP)	12.58%	12.27%	11.92%	11.69%	12.37%

South State Corporation

(Unaudited)

(Dollars in thousands)

	Three Months Ended
	December 31, 2014			December 31, 2013
	Average	Interest	Average	Average	Interest	Average
	Balance	Earned/Paid	Yield/Rate	Balance	Earned/Paid	Yield/Rate
YIELD ANALYSIS

Interest-Earning Assets:
Federal funds sold, reverse repo, and time deposits	$381,491	$463	0.48%	$469,382	$541	0.46%
Investment securities (taxable)	675,672	3,898	2.29%	548,725	3,392	2.45%
Investment securities (tax-exempt)	143,953	1,126	3.10%	150,867	1,191	3.13%
Loans held for sale	46,540	636	5.42%	35,673	357	3.97%
Acquired loans, net of allowance for acquired loan losses	2,298,491	44,505	7.68%	2,883,309	52,278	7.19%
Non-acquired loans (1)	3,382,795	34,752	4.08%	2,793,522	31,007	4.40%
Total interest-earning assets	6,928,942	85,380	4.89%	6,881,478	88,766	5.12%

Noninterest-Earning Assets:
Cash and due from banks	145,225			160,164
Other assets	852,523			972,372
Allowance for non-acquired loan losses	(34,781)			(36,410)
Total noninterest-earning assets	962,967			1,096,126
Total Assets	$7,891,909			$7,977,604

Interest-Bearing Liabilities:
Transaction and money market accounts	$2,911,247	$765	0.10%	$2,860,770	$888	0.12%
Savings deposits	658,664	119	0.07%	647,969	120	0.07%
Certificates and other time deposits	1,268,408	1,362	0.43%	1,590,114	1,748	0.44%
Federal funds purchased and repurchase agreements	238,842	80	0.13%	229,382	82	0.14%
Other borrowings	101,173	1,503	5.89%	106,812	1,513	5.62%
Total interest-bearing liabilities	5,178,334	3,829	0.29%	5,435,047	4,351	0.32%

Noninterest-Bearing Liabilities:
Demand deposits	1,678,589			1,510,734
Other liabilities	58,590			52,488
Total noninterest-bearing liabilities (“Non-IBL”)	1,737,179			1,563,222
Shareholders’ equity	976,396			979,335
Total Non-IBL and shareholders’ equity	2,713,575			2,542,557
Total liabilities and shareholders’ equity	$7,891,909			$7,977,604

Net interest income and margin (NON-TAX EQUIV.)		$81,551	4.67%		$84,415	4.87%
Net interest margin (TAX EQUIVALENT)			4.72%			4.91%

South State Corporation

(Unaudited)

(Dollars in thousands)

	Twelve Months Ended
	December 31, 2014			December 31, 2013
	Average	Interest	Average	Average	Interest	Average
	Balance	Earned/Paid	Yield/Rate	Balance	Earned/Paid	Yield/Rate

YIELD ANALYSIS
Interest-Earning Assets:
Federal funds sold, reverse repo, and time deposits	$364,076	$1,793	0.49%	$392,915	$1,906	0.49%
Investment securities (taxable)	667,033	15,758	2.36%	458,344	11,073	2.42%
Investment securities (tax-exempt)	146,700	4,589	3.13%	151,908	4,773	3.14%
Loans held for sale	38,745	1,766	4.56%	45,015	1,620	3.60%
Acquired loans, net of allowance for acquired loan losses	2,500,882	186,655	7.46%	1,813,425	148,597	8.19%
Non-acquired loans (1)	3,151,482	131,461	4.17%	2,677,450	118,379	4.42%
Total interest-earning assets	6,868,918	342,022	4.98%	5,539,057	286,348	5.17%

Noninterest-Earning Assets:
Cash and due from banks	193,993			125,324
Other assets	910,560			730,784
Allowance for non-acquired loan losses	(35,034)			(40,192)
Total noninterest-earning assets	1,069,519			815,916
Total Assets	$7,938,437			$6,354,973

Interest-Bearing Liabilities:
Transaction and money market accounts	$2,894,137	$3,295	0.11%	$2,280,055	$2,897	0.13%
Savings deposits	663,659	488	0.07%	479,367	398	0.08%
Certificates and other time deposits	1,381,049	5,518	0.40%	1,277,772	5,194	0.41%
Federal funds purchased and repurchase agreements	253,948	357	0.14%	274,080	426	0.16%
Other borrowings	101,195	6,004	5.93%	76,421	4,072	5.33%
Total interest-bearing liabilities	5,293,988	15,662	0.30%	4,387,695	12,987	0.30%

Noninterest-Bearing Liabilities:
Demand deposits	1,604,421			1,215,052
Other liabilities	71,865			39,336
Total noninterest-bearing liabilities (“Non-IBL”)	1,676,286			1,254,388
Shareholders’ equity	968,163			712,890
Total Non-IBL and shareholders’ equity	2,644,449			1,967,278
Total liabilities and shareholders’ equity	$7,938,437			$6,354,973

Net interest income and margin (NON-TAX EQUIV.)		$326,360	4.75%		$273,361	4.94%
Net interest margin (TAX EQUIVALENT)			4.80%			5.00%

South State Corporation

(Unaudited)

(Dollars in thousands)

						Fourth
	Three Months Ended					Quarter	Twelve Months Ended		YTD
	December 31,	September 30,	June 30,	March 31,	December 31,	2014 - 2013	December 31,		2014 - 2013
	2014	2014	2014	2014	2013	% Change	2014	2013	% Change
NONINTEREST INCOME & EXPENSE
Noninterest income:
Service charges on deposit accounts	$8,986	$9,126	$9,144	$8,988	$10,097	-11.0%	36,244	30,561	18.6%
Bankcard services income	7,320	7,489	7,741	7,084	7,230	1.2%	29,634	21,844	35.7%
Mortgage banking income	4,072	4,124	4,683	3,291	2,520	61.6%	16,170	9,149	76.7%
Trust and investment services income	4,499	4,490	4,812	4,543	4,315	4.3%	18,344	12,661	44.9%
Securities gains, net (8)	—	(90)	88	—	—		(2)	—
Amortization of FDIC indemnification asset	(4,177)	(4,825)	(5,815)	(7,078)	(7,429)	43.8%	(21,895)	(29,535)	-25.9%
Other	4,599	4,139	3,746	3,717	3,916	17.4%	16,201	9,040	79.2%
Total noninterest income	$25,299	$24,453	$24,399	$20,545	$20,649	22.5%	$94,696	$53,720	76.3%

Noninterest expense:
Salaries and employee benefits	$39,034	$40,029	$40,276	$39,093	$40,634	-3.9%	$158,432	$122,096	29.8%
Information services expense	3,724	3,417	4,279	4,424	4,381	-15.0%	15,844	14,469	9.5%
OREO expense and loan related	2,520	3,374	1,875	4,064	4,344	-42.0%	11,833	13,727	-13.8%
Net occupancy expense	5,701	5,387	5,731	5,640	5,894	-3.3%	22,459	17,590	27.7%
Furniture and equipment expense	3,100	3,166	3,264	3,741	3,816	-18.8%	13,271	12,111	9.6%
Merger and branding related expense	4,599	6,846	6,510	5,985	9,314	-50.6%	23,940	22,534	6.2%
Business development and staff related	1,736	1,482	1,747	1,578	1,778	-2.4%	6,543	5,519	18.6%
FDIC assessment and other regulatory charges	1,321	1,268	1,267	1,576	1,193	10.7%	5,432	5,034	7.9%
Supplies, printing and postage expense	2,074	1,681	1,599	1,583	1,551	33.7%	6,937	4,891	41.8%
Bankcard expense	2,043	2,141	2,187	2,192	2,287	-10.7%	8,563	6,550	30.7%
Amortization of intangibles	2,052	2,080	2,084	2,104	2,287	-10.3%	8,320	6,081	36.8%
Professional fees	1,459	1,068	1,190	1,243	1,430	2.0%	4,960	4,210	17.8%
Advertising and marketing	1,172	837	1,054	1,093	1,729	-32.2%	4,156	4,532	-8.3%
Other	4,141	2,282	2,826	3,099	3,250	27.4%	12,348	11,276	9.5%
Total noninterest expense	$74,676	$75,058	$75,889	$77,415	$83,888	-11.0%	$303,038	$250,620	20.9%

Notes:

(A)  Includes noncash loan interest income related the discount on acquired performing loans on $2.3 million; $2.4 million; $2.2 million; $3.0 million; and $3.5 million, respectively during the five quarters above, and for the year ended the amounts were $9.9 million and $6.7 million.

(1) Loan data excludes mortgage loans held for sale.

(2) The dividend payout ratio is calculated by dividing total dividends paid during the period by the total net income for the same period.

(3) Operating earnings, operating return on average assets, and operating return on average equity are non-GAAP measures and exclude the after-tax effect of gains on acquisitions, gains or losses on sales of securities, OTTI, and merger and branding related expense.  Management believes that non-GAAP operating measures provide additional useful information that allows readers to evaluate the ongoing performance of the company.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.   Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP.  Operating earnings and the related operating return measures (non-GAAP) exclude the following from net income (GAAP) on an after-tax basis:  (a) pre-tax merger and branding related expense of $4.6 million, $6.8 million, $6.5 million, $6.0 million, and $9.3 million, for the quarters ended December 31, 2014, September 30, 2014, June 30, 2014, March 31, 2014, and December 31, 2013, respectively; and (b) securities gains (losses) of ($90,000) and $88,000 for the quarters ended September 30, 2014 and June 30, 2014.

(4) Repossessed assets includes OREO and other nonperforming assets.

(5) Calculated by dividing total non-acquired NPAs by total assets.

(6) Pre-tax, pre-provision operating earnings is a non-GAAP measure and excludes the effect of the provision for loan losses, the provision for income taxes, the gains on acquisitions, gains or losses on sales of securities, OTTI, and merger and branding related expense.  Management believes that non-GAAP pre-tax, pre-provision operating earnings provides additional useful information that allows readers to evaluate the ongoing performance of the company.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.   Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP.

(7) Acquired credit impaired loans are not included in non-performing assets because the accretion method is being used for these acquired loan pools.

(8) If an other-than-temporary impairment charge was recorded during the quarter, the amount would be reflected in the “securities gains (losses), net” line item.

(9) December 31, 2014 ratios are estimated and may be subject to change pending the final filing of the FR Y-9C; all other periods are presented as filed.  All ratios are rounded down to one decimal point.

(10) The tangible measures are non-GAAP measures and exclude the effect of period end or average balance of intangible assets.  The tangible returns on equity and common equity measures also add back the after-tax amortization of intangibles to GAAP basis net income.  Management believes that these non-GAAP tangible measures provide additional useful information, particularly since these measures are widely used by  industry analysts for companies with prior merger and acquisition activities.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.   Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP.  The sections titled “Reconciliation of Non-GAAP to GAAP” provide tables that reconcile non-GAAP measures to GAAP.

(11) Classified asset data excludes acquired assets.

(12) The allowance for acquired loan losses is reduced for any loan removals, which occur when a loan has been fully paid off, fully charged off, sold or transferred to OREO.

SOUTH STATE CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except par value)

	December 31,	December 31,
	2014	2013
ASSETS
Cash and cash equivalents:
Cash and due from banks	$229,901	$212,473
Interest-bearing deposits with banks	7,456	4,770
Federal funds sold and securities purchased under agreements to resell	180,512	262,218
Total cash and cash equivalents	417,869	479,461
Investment securities:
Securities held to maturity (fair value of $10,233, and $12,891, respectively)	9,659	12,426
Securities available for sale, at fair value	806,766	786,791
Other investments	10,518	13,386
Total investment securities	826,943	812,603
Loans held for sale	60,270	30,586
Loans:
Acquired credit impaired (covered of $182,464, and $289,123, respectively; non-covered of $736,938, and $931,515, respectively), net of allowance for loan losses	919,402	1,220,638
Acquired non-credit impaired (covered of $9,376, and $7,824, respectively; non-covered of $1,318,623, and $1,593,111, respectively)	1,327,999	1,600,935
Non-acquired	3,467,826	2,865,216
Less allowance for non-acquired loan losses	(34,539)	(34,331)
Loans, net	5,680,688	5,652,458
Goodwill	317,688	317,688
Premises and equipment, net	171,772	188,114
Bank owned life insurance	99,140	97,197
FDIC receivable for loss share agreements	22,161	86,447
Deferred tax asset	42,692	72,914
Other real estate owned (covered of $16,227, and $27,520, respectively; non-covered of $26,499, and $37,398, respectively)	42,726	64,918
Core deposit and other intangibles	49,239	59,908
Mortgage servicing rights	21,601	20,729
Other assets	73,438	48,475
Total assets	$7,826,227	$7,931,498

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$1,639,953	$1,486,445
Interest-bearing	4,821,092	5,067,699
Total deposits	6,461,045	6,554,144
Federal funds purchased and securities sold under agreements to repurchase	221,541	211,401
Other borrowings	101,210	102,060
Other liabilities	57,511	82,424
Total liabilities	6,841,307	6,950,029

Shareholders’ equity:
Preferred stock - $.01 par value; authorized 10,000,000 shares; 0, and 65,000 shares issued and outstanding, respectively	—	1
Common stock - $2.50 par value; authorized 40,000,000 shares; 24,150,702, and 24,104,124 shares issued and outstanding, respectively	60,377	60,260
Surplus	701,764	762,354
Retained earnings	223,156	168,577
Accumulated other comprehensive (loss)	(377)	(9,723)
Total shareholders’ equity	984,920	981,469
Total liabilities and shareholders’ equity	$7,826,227	$7,931,498

SOUTH STATE CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(Dollars in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Interest income:
Loans, including fees	$79,893	$83,642	$319,882	$268,596
Investment securities:
Taxable	3,898	3,392	15,758	11,073
Tax-exempt	1,126	1,191	4,589	4,773
Federal funds sold and securities purchased under agreements to resell	463	541	1,793	1,906
Total interest income	85,380	88,766	342,022	286,348
Interest expense:
Deposits	2,246	2,756	9,301	8,489
Federal funds purchased and securities sold under agreements to repurchase	80	82	357	426
Other borrowings	1,503	1,513	6,004	4,072
Total interest expense	3,829	4,351	15,662	12,987
Net interest income	81,551	84,415	326,360	273,361
Provision for loan losses	1,481	(12)	6,590	1,886
Net interest income after provision for loan losses	80,070	84,427	319,770	271,475
Noninterest income:
Service charges on deposit accounts	8,986	10,097	36,244	30,561
Bankcard services income	7,320	7,230	29,634	21,844
Mortgage banking income	4,072	2,520	16,170	9,149
Trust and investment services income	4,499	4,315	18,344	12,661
Securities gains (losses), net	—	—	(2)	—
Amortization of FDIC indemnification asset	(4,177)	(7,429)	(21,895)	(29,535)
Other	4,599	3,916	16,201	9,040
Total noninterest income	25,299	20,649	94,696	53,720
Noninterest expense:
Salaries and employee benefits	39,034	40,634	158,432	122,096
Information services expense	3,724	4,381	15,844	14,470
OREO expense and loan related	2,520	4,344	11,833	13,727
Net occupancy expense	5,701	5,894	22,459	17,590
Furniture and equipment expense	3,100	3,816	13,271	12,112
Merger and branding related expense	4,599	9,314	23,940	22,534
FDIC assessment and other regulatory charges	1,321	1,193	5,432	5,034
Supplies, printing and postage expense	2,074	1,551	6,937	4,891
Bankcard expense	2,043	2,287	8,563	6,550
Amortization of intangibles	2,052	2,287	8,320	6,081
Professional fees	1,459	1,430	4,960	4,210
Advertising and marketing	1,172	1,729	4,156	4,532
Other	5,877	5,028	18,891	16,794
Total noninterest expense	74,676	83,888	303,038	250,621
Earnings:
Income before provision for income taxes	30,693	21,188	111,428	74,574
Provision for income taxes	9,445	7,204	35,991	25,355
Net income	21,248	13,984	75,437	49,219
Preferred stock dividends	—	812	1,073	1,354
Accretion on preferred stock discount	—	—	—	—
Net income available to common shareholders	$21,248	$13,172	$74,364	$47,865
Earnings per common share:
Basic	$0.89	$0.55	$3.11	$2.41
Diluted	$0.88	$0.55	3.08	2.38
Dividends per common share	$0.22	$0.19	$0.82	$0.74

Weighted-average common shares outstanding:
Basic	23,912	23,826	23,897	19,866
Diluted	24,189	24,079	24,154	20,077